CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 105 to the Registration Statement on Form N-1A (the "Registration Statement") of our reports dated October 12, 2006, relating to the financial statements and financial highlights appearing in the August 31, 2006 Annual Reports to Shareholders of Vanguard FTSE Social Index Fund (formerly known as Vanguard Calvert Social Index Fund), Vanguard Consumer Discretionary Index Fund, Vanguard Consumer Staples Index Fund, Vanguard Energy Index Fund, Vanguard Financials Index Fund, Vanguard Health Care Index Fund, Vanguard Industrials Index Fund, Vanguard Information Technology Index Fund, Vanguard Materials Index Fund, Vanguard Telecommunication Services Index Fund, Vanguard Utilities Index Fund, Vanguard U.S. Growth Fund, and Vanguard International Growth Fund (comprising Vanguard World Funds), which reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Statements" and "Service Providers--Independent Registered Public Accounting Firm" in the Statement of Additional Information.





PricewaterhouseCoopers LLP
Philadelphia, PA
August 20, 2007